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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 28, 1999


                             St. Paul Bancorp, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                          01-15580                      36-3504665
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(State or other                  (Commission                   (IRS Employer
jurisdiction of                   File Number)                  Identification
incorporation)                                                  No.)



6700 West North Avenue
Chicago, Illinois                                                      60707
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(Address of principal executive office)                              (Zip Code)


Registrant's telephone number, including area code: (773) 622-5000
                                                    --------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)




                                                              Page 1 of 3 Pages



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Item 5.  Other Events

         On January 28, 1999, St. Paul Bancorp, Inc. (the "Company") announced a new program to repurchase up to 2 million shares (approximately 5%) of its currently outstanding common stock over the next six months in the open market (and privately negotiated transactions).

         The Company has also announced an increase in its quarterly cash dividend rate from $0.15 per share, to $0.20 per share. The increase in the cash dividend rate will be effective with the February 1999 quarterly cash dividend.























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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    ST. PAUL BANCORP, INC.
                                                    ----------------------------
                                                    (Registrant)


                                                    /s/ Patrick J. Agnew
                                                    ----------------------------
                                                    Patrick J. Agnew
                                                    President




Attest:



/s/ Clifford M. Sladnick
--------------------------------
Clifford M. Sladnick
Senior Vice President, General Counsel
and Corporate Secretary



Date:    January 28, 1999















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